EX 32.1

                           CERTIFICATION PURSUANT TO

                            18 U.S.C. SECTION 1350,

                            AS ADOPTED PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Du Kang Co., Ltd.

Corporation (the "Company") on Form  10-K  for the period ending December 31,

~~2008~~ 2009   has filed with the Securities and Exchange  Commission  on the date hereof

(the "Report"),  I,   ~~Chen  Weidong~~ Wang Yongsheng,  Chief  Executive  Officer,  President  and

Director  of  the  Company, certify, pursuant to 18  U.S.C.  Section  1350,  as adopted  pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

     (1)    The Report fully complies with the requirements of Section 13(a) or

15(d) of the Securities Exchange Act of 1934; and

     (2)     The  information  contained  in the Report fairly presents, in all material respects, the financial condition  and  result  of  operations  of the

Company.

Name & Title                                    Date

/s/  Wang Yongsheng

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Chief Executive Officer (Principal

Executive Officer), President, and Director     April 14, 2010